Exhibit 99.1

Mullen Announces Company Name Change to

Bollinger Innovations, Inc. Effective July 28, 2025

The Stock symbol will also change to “BINI” at market open on July 28, 2025

BREA, Calif., July 24, 2025 (GLOBE NEWSWIRE) – via IBN – Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, today announces that the Company’s previously announced name change to Bollinger Innovations, Inc. will be effective July 28, 2025. Effective as of the market open on the same date, the Company’s common stock will begin trading on The Nasdaq Capital Market under the Company’s new stock symbol – BINI. The CUSIP number for the Company’s common stock is not affected by the name or stock symbol change.

The Company’s name and stock symbol change has no affect on the Company’s legal structure or business operations. Stockholders are not required to take any actions in connection with these changes.

“Our transistion to Bollinger Innovation goes beyond a simple name change,” said David Michery, CEO and chairman of Bollinger, Innovations, Inc. “We are bringing our products and brands together under one strong and unified identity, ready to service the commercial vehicle industry.”

About Mullen Automotive Inc.

Bollinger Innovations, Inc. (NASDAQ: BINI) (effective July 28, 2025 and formerly, Mullen Automotive Inc. (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with U.S. based vehicle manufacturing located in Tunica, Mississippi, (120,000 square feet). In August 2023, Bollinger Innovations began commercial vehicle production in Tunica. As of January 2024, both the ONE, a Class 1 EV cargo van, and THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. The Company’s commercial dealer network consists of seven dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England, and Mid-Atlantic markets.

In September 2022, Bollinger Motors, of Oak Park, Michigan, became a majority-owned EV truck company of Bollinger Innovations. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer network with over 50 locations across the United States for sales and service support.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to Mullen’s plan and timeframe related to changing its Company name and stock symbol. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

Effective July 28, 2025: Bollinger Innovations, Inc.

+1 (714) 613-1900

www.MullenUSA.com

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